Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our reports incorporated by reference herein dated May 28, 2008 on the financial statements of the Neiman Large Cap Value Fund dated as of March 31, 2008 and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Registration Statement on Form N-1A of the Neiman Funds (SEC File No. 811-21290 and 333-102844).

/s/ Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

July 25, 2008